Exhibit 3.5

ARTICLES OF INCORPORATION

OF

COLONIAL ASSOCIATES 1970, INC.

ONE:                                         NAME

The name of this corporation is:

COLONIAL ASSOCIATES 1970, INC.

TWO:                                    PURPOSES

The purposes for which this corporation is formed, the specific business in which the corporation is primarily to engage being set forth in Paragraph (a) below, are:

(a) The specific business in which this corporation is primarily to engage is the business of originating, making, acquiring, selling, owning, holding, servicing, and dealing in loans secured by mortgages or deeds or trust on real property.

(b) To manufacture, fabricate, assemble, to take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, lease and otherwise dispose of, and to invest, trade, deal in and deal with goods, wares, and merchandise and supplies and all other personal property of every class and description.

(c) To purchase, acquire, own, hold, use, lease (either as lessor or lessee), grant, sell, exchange, subdivide, mortgage, convey in trust, manage, improve, construct, operate and generally deal in any and all real estate, improved or unimproved, stores, office buildings, dwelling houses, apartment houses, hotels, manufacturing plants and other buildings and structures, and any and all other property of every kind or description, real, personal and mixed, and wheresoever situated.

(d) To acquire, by purchase or otherwise, the good will, business, property rights, franchises and assets of every kind, with or without undertaking, either wholly or in part, the liabilities of any person, firm, association or corporation; and to acquire any property or business as a going concern or otherwise (1) by purchase of the assets thereof wholly or in part, (2) by acquisition of the shares or any part thereof, or (3) in any manner, and to pay for the same in cash or in shares or bonds or other evidences of indebtedness of this corporation, or otherwise; to hold, maintain and operate, or in any manner dispose of the whole or any part of the good will, business, rights and property so acquired, and to conduct in any lawful manner the whole or any part of any business so acquired; and to excercise all the powers necessary or convenient in and about the management and conduct of such business.

(e) To take, purchase, and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, grant licenses in respect of and otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, and governmental, state, territorial, county and municipal grants and concessions of every character which this corporation may deem advantageous in the prosecution of its business or in the maintenance, operation, development or extension of its properties.

(f) To enter into, make, perform and carry out contracts of every kind for any lawful purpose without limit limitation to amount, with any person, firm, association or corporation, municipality, county, parish, state, territory, government or other municipal or governmental subdivision.

(g) To become a partner (either general or limited or both) or joint adventurer and to enter into agreements of partnership, or joint venture, with one or more other persons or corporations, for the purpose of carrying on any business whatsoever which this corporation may deem proper or convenient in connection with any of the purposes herein set forth or otherwise, or which may be calculated, directly or indirectly, to promote the interests of this corporation or to enhance the value of its property or business.

(h) From time to time to apply for, purchase, acquire by assignment, transfer or otherwise, exercise, carry out and enjoy any benefit, right, privilege, prerogative or power conferred by, acquired under or granted by any statute, ordinance, order, license, power, authority, franchise, commission, right or privilege which any government or authority or governmental agency or corporation or other public body may be empowered to enact, make or grant; to pay for, aid in, and contribute toward carrying the same into effect and to appropriate any of this corporation’s shares, bonds and/or assets to defray the costs, charges and expenses thereof.

(i) To subscribe or cause to be subscribed for, and to take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, distribute and otherwise dispose of, the whole or any part of the shares of the capital stock, bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations, evidences of indebtedness, notes, good will, rights, assets and property of any and every kind, or any part thereof, of any other corporation or corporations, association or associations, firm or firms, or person or persons, together with shares, rights, units or interest in, or in respect of, any trust estate, now or hereafter existing, and whether created by the laws of the State of California or of any other state, territory or country; and to operate, manage and control such properties, or any of them, either in the name of such other corporation or corporations or in the name of this corporation, and while the owners of any of said shares of capital stock, to exercise all the rights, powers and privileges of ownership of every kind and description, including the right to vote thereon, with power to designate some person or persons for that purpose from time to time, and to the same extent as natural persons might or could do.

(j) To promote or to aid in any manner, financially or otherwise, any person, firm, corporation or association of which any shares of stock, bonds, notes, debentures, or other securities or evidences of indebtedness are held directly or indirectly by this corporation; and for this purpose to guarantee the contracts, dividends, shares, bonds, debentures, notes and other obligations of such other persons, firms, corporations or associations; and to do any other acts or things designed to protect, preserve, improve or enhance the value of such shares, bonds, notes, debentures or other securities or evidences of indebtedness.

(k) To borrow and lend money, but nothing herein contained shall be construed as authorizing the business of banking, or as including the business purposes of a commercial bank, savings bank or trust company.

(l) To issue bonds, notes, debentures, or other obligations of this corporation from time to time for any of the objects or purposes of this corporation, and to secure the same by mortgage, deed of trust, pledge or otherwise, or to issue the same unsecured; to purchase or otherwise acquire its own bonds, debentures or other evidences of its indebtedness or obligations; to purchase, hold, sell and transfer the shares of its own capital stock to the extent and in the manner provided by the laws of the State of California as the same are now in force or may be hereafter amended.

(m) To purchase, acquire, take, hold, own, use and enjoy, and to sell, lease, transfer, pledge, mortgage, convey, grant, assign, or otherwise dispose of, and generally to invest, trade, deal in and with oil royalties, mineral rights of all kinds, mineral-bearing lands and hydrocarbon products of all kinds, oil, gas and mineral leases, and all rights and interest therein, and in general products of the earth and deposits, both subsoil and surface, of every nature and description.

(n) To carry on any business whatsoever, either as principal or as agent or both or as a partnership, which this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated directly or indirectly to promote the interests of this corporation or to enhance the value of its property or business; to conduct its business in this state, in other states of the United States and in any other country, state, territory or locality throughout the world.

(o) To have and to exercise all the powers conferred by the laws of California upon corporations formed under the laws pursuant to and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended.

The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers stated in each clause shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes and powers.

THREE:                           PRINCIPAL OFFICE

The county in the State of California where the principal office for the transaction of the business of this corporation is to be located is the County of Los Angeles.

FOUR:                                 DIRECTORS

(a) The number of directors of this corporation shall be not less than five (5) nor more than eight (8). The exact number of directors shall be fixed from time to time, within the limits specified in these Articles of Incorporation or a controlling by-law, by a by-law or amendment thereof duly adopted by the shareholders or by the Board of Directors.

(b) The names and addresses of the persons who are appointed to act as the first directors of this corporation are:

NAME	ADDRESS

Myra R. Taylor	200 Bush Street, Suite 1400 San Francisco, California 94104

Jean Downs	200 Bush Street, Suite 1400 San Francisco, California 94104

Mary Sainsbury	200 Bush Street, Suite 1400 San Francisco, California 94104

Susan Bauer	200 Bush Street, Suite 1400 San Francisco, California 94104

Charlotte Fukuji	200 Bush Street, Suite 1400 San Francisco, California 94104

FIVE:                                        AUTHORIZED STOCK

(a) This corporation is authorized to issue only one class of shares; the total number of said shares shall be 5,000; the aggregate par value of all said shares shall be Five Hundred Thousand Dollars ($500,000.00); and the par value of each of said shares shall be One Hundred Dollars ($100.00).

(b) No distinction shall exist between the shares of this corporation or the holders thereof.

(c) No holder of shares of any class of this corporation shall, as such shareholder, have any right to purchase or subscribe for any shares of this corporation which it may issue or sell, whether out of the number of shares authorized by the Articles of Incorporation of this corporation as originally filed or by any amendment thereof, or out of shares of this corporation acquired by it after the issue thereof; nor shall any holder of shares of any class, as such shareholder, have any right to purchase or subscribe for any obligation which this corporation may issue or sell that shall be convertible into, or exchangeable for, any shares of this corporation, or to which shall be attached or appertain any warrant or warrants or other instrument or instruments that shall confer upon the holder or owner of such warrant the right to subscribe for, or purchase from this corporation, any shares of this corporation.

IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, the undersigned, constituting the incorporators of this corporation, including the persons named hereinabove as the first directors of this corporation, have executed these Articles of Incorporation this 7th day of October, 1970.

/s/ Myra R. Taylor
MYRA R. TAYLOR

/s/ Jean Downs
JEAN DOWNS

/s/ Mary Sainsbury
MARY SAINSBURY

/s/ Susan Bauer
SUSAN BAUER

/s/ Charlotte Fukuji
CHARLOTTE FUKUJI

COLONIAL ASSOCIATES, INC.

14724 VENTURA BLVD., SUITE 1101
SHERMAN OAKS, CALIFORNIA 91408
783-7717

October 6, 1970

Secretary of State
Sacramento, California

re: Colonial Associates 1970, Inc.

Dear Sir:

We understand that a California corporation is being formed under the name, Colonial Associates 1970, Inc. by the following incorporators: Myra Taylor, Jean Downs, Mary Sainsbury, Susan Bauer, Charlotte Fukuji, being represented by Angel, Adams & Holmes.

We hereby consent to the use by said corporation of the name Colonial Associates 1970, Inc.

COLONIAL ASSOCIATES, INC.

/s/ E. Sevy
E. Sevy
President

ES: cm

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

VICTOR H. SCHLESINGER, JOSEPH K. GORDON, JAMES F. LOWERY, and DAVID J. MARTIN certify

1. That they constitute at least two-thirds of the authorized number of directors of COLONIAL ASSOCIATES 1970, INC., a California corporation.

2. That at a meeting of the board of directors of said corporation, duly held in Philadelphia, Pennsylvania, on January 4, 1971 , the following resolution was adopted by at least two-thirds of the authorized number of directors:

“RESOLVED:	That Article ONE of the Articles of Incorporation of this corporation be amended to read as follows:

The name of this corporation is COLONIAL ASSOCIATES, INC.”

3. That no shares have been issued, and there are no share subscriptions outstanding.

/s/ Victor H. Schlesinger
VICTOR H. SCHLESINGER, Director

/s/ Joseph K. Gordon
JOSEPH K. GORDON, Director

/s/ James F. Lowery
JAMES F. LOWERY, Director

/s/ David J. Martin
DAVID J. MARTIN, Director

STATE OF PENNSYLVANIA	)	ss.
COUNTY OF PHILADELPHIA	)

The undersigned, and each of them, being duly sworn, depose and say That they have read the foregoing Certificate and that the matters set forth in the said Certificate are true and correct of their own knowledge.

/s/ Victor H. Schlesinger
VICTOR H. SCHLESINGER

/s/ Joseph K. Gordon
JOSEPH K. GORDON

/s/ James F. Lowery
JAMES F. LOWERY

/s/ David J. Martin
DAVID J. MARTIN

Subscribed and sworn to before me on this 5th day of January, 1970

/s/ [ILLEGIBLE]
NOTARY PUBLIC, STATE OF PENNSYLVANIA

[SEAL]

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

COLONIAL ASSOCIATES, INC.

We, Harry Weaver the Vice President and William J. Tierney the Assistant Secretary of Colonial Associates, Inc., a corporation duly organized and existing under the laws of the State of California, do hereby certify:

1.         That they are the Vice President and the Assistant Secretary, respectively of Colonial Associates., Inc., a California corporation.

2.         That an amendment to the articles of incorporation of this corporation has been approved by the Board of Directors.

3.         That the amendment so approved by the Board of Directors is as follows:

Article one of the Articles of Incorporation of this corporation is amended to read as follows:

“The name of this corporation is GMAC Associates, Inc.”

4.         That the shareholders have adopted said amendment by written consent. That the wording of said amendment as approved by the written consent of the shareholders is the same as that set forth in Article 3 above. That said written consent was signed by the holders of outstanding shares having not less than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 902 of the California Corporations Code.

5.         The designation and total number of outstanding shares entitled to vote on or give written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or give written consent to said amendment for approval thereof are as follows:

Designation	Number of Shares Outstanding Entitled to Vote or Give Written Consent	Minimum Percentage Vote Required to Approve
Common	1,250	More than 50 percent

6.         That the number of shares of each class which gave written consent in favor of said amendment equaled or exceeded the minimum percentage vote required of each class entitled to vote. Said minimum percentage vote is set forth in article 5 of this certificate.

Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed at Philadelphia, Pennsylvania, on November 21, 1985.

/s/ Harry Weaver
Harry Weaver, Vice President

/s/ William J. Tierney
William J. Tierney, Assistant Secretary

                                                                                                                           2

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

GMAC ASSOCIATES, INC.

We, David E. Creamer, the Executive Vice President, and Glen W. Snyder, the Secretary, of GMAC Associates, Inc., a corporation duly organized and existing under the laws of the State of California, do hereby certify:

1.         That they are the Executive Vice President and the Secretary, respectively, of GMAC Associates, Inc., a California corporation.

2.         That an amendment to the articles of incorporation of this corporation has been approved by the board of directors.

3.         The amendment so approved by the board of directors is as follows:

Article one of the articles of incorporation of this corporation is amended to read as follows:

“The name of this corporation is GMAC Commercial Mortgage Corporation.”

4.         That the shareholders have adopted said amendment by written consent. That the wording of said amendment as approved by written consent of the shareholders is the same as that set forth above. That said written consent was signed by the holders of outstanding shares having not less than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 902 of the California Corporations Code.

5.         That the designation and total number of outstanding shares entitled to vote on or give written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or give written consent to said amendment for approval thereof are as follows:

	Number of shares
	outstanding entitled
	to vote or give	Minimum percentage vote
Designation	written consent	required to approve
Common	1,250	More than 50 percent

6.         That the number of shares of each class which gave written consent in favor of said amendment equaled or exceeded the minimum percentage vote required of each class entitled to vote, as set forth above.

Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge.

Executed at Sikins Park, Pennsylvania on July 29, 1994

/s/ David E. Creamer
David E. Creamer
Executive Vice President

/s/ Glen W. Snyder
Glen W. Snyder
Secretary

2

CONSENT TO USE OF NAME

GMAC MORTGAGE SERVICE COMPANY OF CALIFORNIA, a corporation organized under the laws of the State of California, hereby consents to the use of the name GMAC COMMERCIAL MORTGAGE CORPORATION in the State of California.

IN WITNESS WHEREOF, the said GMAC MORTGAGE SERVICE COMPANY OF CALIFORNIA has caused this consent to be executed by its Senior Vice president and attested under its corporate seal by its          secretary, this 1st day of August 1994.

GMAC MORTGAGE SERVICE COMPANY OF CALIFORNIA

By	/s/ R. Michael O’Brien
R. Michael O’Brien, Senior Vice President

Attest:

/s/ Glen W. Snyder
Glen W. Snyder, Secretary

[SEAL]

CERTIFICATE OF OWNERSHIP

GMAC COMMERCIAL MORTGAGE CORPORATION

Barry Alan Moore and Glen W. Snyder certify that:

1.         That they are the executive vice president and secretary, respectively, of the above-named corporation, a California corporation (“this corporation”).

2.         This corporation owns 100 percent of the outstanding shares of each class of REPUBLIC REALTY MORTGAGE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (“Subsidiary”), the provisions of which permit a merger in the manner provided by Section 1110 of the California Corporations Code.

3.         The board of directors of this corporation has approved the Plan of Merger attached hereto as Exhibit “A” and made part hereof (the “Plan of Merger”).

4.         The board of directors of Subsidiary has approved the Plan of Merger.

5.         The merger shall become effective at the close of business on March 31, 1995.

6.         The shareholder vote referenced in Corporations Code Section 1110(c) is not required.

Date: March 10, 1995

/s/ Barry Alan Moore
Barry Alan Moore, Executive Vice President

/s/ Glen W. Snyder
Glen W. Snyder, Secretary

The undersigned, Barry Alan Moore and Glen W. Snyder, the executive vice president and secretary, respectively, of GMAC Commercial Mortgage Corporation, each declares under the penalty of perjury that the matters set forth in the foregoing certificate are true of his own knowledge.

Executed at Elkins Park, Pennsylvania, on March 10, 1995.

/s/ Barry Alan Moore
Barry Alan Moore

/s/ Glen W. Snyder
Glen W. Snyder

AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER (the “Agreement”) is dated as of March 1, 1995, by and between GMAC Commercial Mortgage Corporation, a California corporation and Republic Realty Mortgage Corporation, a Delaware corporation (referred to collectively hereinafter as the “Constituent Corporations”).

Recitals

A.       Republic Realty Mortgage Corporation (“RRMC”) was incorporated by filing a Certificate of Incorporation in the Office of the Secretary of State of the State of Delaware on June 11, 1992, amended on July 30, 1992. The authorized capital of RRMC consists of 20,000 shares of common stock, par value of $.01 per share, of which 10,400 shares are issued and outstanding. All shares are owned by GMAC Commercial Mortgage Corporation (“GMAC- CM”), a corporation organized under the laws of the State of California.

B.        GMAC Commercial Mortgage Corporation (“GMAC-CM”) was incorporated by filing of Articles of Incorporation in the Secretary of State of the State of California on October 9, 1970, amended on January 8, 1971, November 25, 1985, and August 4, 1994. The authorized capital of GMAC-CM consists of 5,000 shares of common stock, par value of $100.00 per share, of which 1,250 shares are issued and outstanding. All shares are owned by GMAC Mortgage Corporation, a corporation organized under the laws of the State of Michigan.

C.        The directors of each of the Constituent Corporations, with the goal of greater efficiency and economy in the management of business carried on by each corporation, and in consideration of the mutual agreements of each corporation as set forth herein, believe that the best interests of their respective corporations and shareholders will be served by the merger of RRMC into GMAC-CM.

THEREFORE, in consideration of the premises and the respective undertakings under this Agreement, the Constituent Corporations agree as follows:

ARTICLE I

PLAN OF MERGER

1.01 Plan Adopted.  A Plan of Merger, pursuant to Section 1110 of the California Corporations Code and Section 332 of the Internal Revenue Code, is adopted as follows:

(1)       The effective date of this Merger shall be at the close of business, March 31, 1995 (hereinafter referred to as the “Effective Date”).

(2)       On the Effective Date, RRMC shall be merged with and into GMAC-CM. GMAC-CM shall be the continuing and surviving corporation (sometimes hereinafter referred to as the “Surviving Corporation”) and shall be governed by the California Corporations Code.

(3)       On the Effective Date the separate existence of RRMC shall cease and the Surviving Corporation shall succeed, without other transfer, to all assets and property of every description therein including subscriptions in shares and choses in action, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of the Constituent Corporations, all of which shall be vested in the Surviving Corporation without further act or deed. Title to any real estate or any interest therein vested in any Constituent Corporation shall not revert or in any way be impaired by reason of such merger; the Surviving Corporation shall assume all the liabilities of each Constituent Corporation; all the rights of creditors of each Constituent Corporation are preserved unimpaired, and all liens upon the property of any Constituent Corporation are preserved unimpaired, on only the property affected by such liens immediately prior to the Effective Date.

2

ARTICLE II

SHARE OWNERSHIP

2.01             Surrender of RRMC Stock. On the Effective Date, the sole holder of shares of RRMC shall surrender such shares to the Secretary of the Surviving Corporation, and such shares shall be canceled without consideration.

2.02             Shares of Surviving Corporation. The 1,250 shares of common stock of GMAC-CM (each of $100 par value) outstanding immediately prior to the Effective Date shall not be converted or exchanged in the Merger, but shall remain outstanding as the common stock of the Surviving Corporation.

ARTICLE III

DIRECTORS AND OFFICERS

3.01             Directors and Officers of the Surviving Corporation.

(1)                On and after the Effective Date, the directors of the Surviving Corporation shall be the directors of GMAC-CM immediately prior to the Effective Date, who shall continue in office until their successors have been elected and qualified.

(2)                On and after the Effective Date, the officers of the Surviving Corporation shall be the executive and administrative

3

officers of GMAC-CM immediately prior to the Effective Date, who shall remain as officers of the Surviving Corporation until the Board of Directors shall determine otherwise. The Board of Directors of the Surviving Corporation may elect or appoint such additional officers as it may determine.

ARTICLE IV

ARTICLES OF INCORPORATION

4.01             On and after the Effective Date, the Articles of Incorporation of GMAC-CM in effect immediately prior to the Effective Date shall be and remain as the Articles of Incorporation of the Surviving Corporation until further amended as provided therein or as provided by law.

ARTICLE V

BY-LAWS

5.01             On and after the Effective Date, the by-laws of GMAC-CM in effect immediately prior to the Effective Date shall be and remain the by-laws of the Surviving Corporation until amended as provided therein or as provided by law.

ARTICLE VI

TERMINATION

6.01             This Agreement may be terminated and the merger herein provided for may be terminated at any time prior to the Effective Date of the merger, and notwithstanding the approval of the shareholders of the Constituent Corporations, by mutual consent of the Boards of Directors of the Constituent Corporations.

4

ARTICLE VII

MISCELLANEOUS

7.01             Amendment. This Agreement may be amended at any time prior to the Effective Date by the Boards of Directors of the Constituent Corporations.

7.02             Shareholder Approval. This Agreement shall be submitted separately to the shareholders of the Constituent Corporations for approval if required by the laws of the relevant jurisdictions.

7.03             Controlling Law. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of California.

7.04             Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.05             Severability. If any provision of the Agreement is declared or found to be illegal, unenforceable or void, then the Constituent Corporations shall be relieved of all obligations arising under such provision, but only to the extent that such provision is illegal, unenforceable, or void, it being the intent and agreement of the Constituent Corporations that the Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable, while preserving its intent, or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objective. If the remainder of the Agreement shall not be affected by such declarations or finding, and is capable of substantial performance, then each provision not so affected shall be enforced to the extent permitted by law.

5

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by the president, vice president or secretary of each of the Constituent Corporations and the seal of each respective corporation to be affixed, by authority of the directors of each corporation, as the respective agreement of each of said corporations, as of the date first listed above.

GMAC COMMERCIAL MORTGAGE CORPORATION

By:	/s/ David E. Creamer	/s/ Jonathan P. Andrews
Jonathan P. Andrews
Name:	David E. Creamer	Asst. Secretary
Title:	President

REPUBLIC REALTY MORTGAGE CORPORATION

By:	/s/ Charles E. Dunleavy	/s/ Jonathan P. Andrews
Jonathan P. Andrews
Name:	Charles E. Dunleavy, Jr.	Asst. Secretary
Title:	Executive Vice President

6

CERTIFICATE OF OWNERSHIP

MERGING

DANNATT INTERESTS, INC.,
A Texas corporation

INTO

GMAC COMMERCIAL MORTGAGE CORPORATION,
a California corporation

We, Robert D. Feller, the President, and Susan Branning, the Assistant Secretary, of GMAC Commercial Mortgage Corporation (herein referred to as “GMACCM” or the “Surviving Corporation”), hereby certify that:

1.                 We are the President and the Assistant Secretary of GMACCM.

2.                 GMACCM is duly organized and existing under the laws of the State of California.

3.                 GMACCM owns one hundred percent (100%) of the issued and outstanding shares of Dannatt Interests, Inc., a corporation duly organized under the laws of the State of Texas (herein referred to as “Dannatt” or the “Merging Corporation”), the provisions of which permit a merger in the manner provided by Section 1110 of the California Corporations Code.

4.                 An Agreement and Plan of Merger Merging Dannatt and GMACCM was duly adopted and approved by the board of directors of Dannatt and GMACCM, the terms and conditions of which are as follows:

FIRST:                Dannatt shall on the effective date of the merger be merged with and into GMACCM in accordance with the applicable provisions of the Texas Business Corporation Act and the California Corporations Code.

SECOND:                                   The separate existence of Dannatt shall cease on the effective date of the merger and the existence of GMACCM shall continue unaffected and unimpaired by the merger with all the rights, privileges, immunities and powers subject to all of the duties and liabilities of a corporation organized under the California Corporations Code. GMACCM will assume all debts, liabilities and obligations of Dannatt.

THIRD:                                              Simultaneously with the merger becoming effective, the Articles of Incorporation of GMACCM shall be and remain the Articles of

Incorporation of the Surviving Corporation until the same shall be altered or amended as therein provided or as provided by law.

FOURTH:           Simultaneously with the merger becoming effective, the Bylaws of GMACCM shall be and remain the Bylaws of the Surviving Corporation until altered, amended or repealed as therein provided or as provided by law.

FIFTH:                The directors and officers of GMACCM in office on the effective date of the merger shall continue in office and shall constitute the directors and officers of the Surviving Corporation for the term elected or appointed and qualified. Should a vacancy on the board of directors or any office of the Surviving Corporation exist on the effective date of the merger, such vacancy may be filled in the manner provided by the Bylaws of the Surviving Corporation.

SIXTH:               The mode of carrying the merger into effect shall be as follows:

A.               Each share of the Surviving Corporation issued and outstanding on the effective date of the merger, and each share held in its treasury and all rights in respect thereof shall, by virtue of the merger and without any action on the part of the holder thereof, remain unchanged shares and rights of the Surviving Corporation.

B.               Each share of the Merging Corporation issued and outstanding on the effective date of the merger, and each share held in its treasury and all rights in respect thereof shall, by virtue of the merger and without any action on the part of the holder thereof, be cancelled and cease to exist upon the effective date of the merger and shall not be converted into shares of the Surviving Corporation or the right to receive cash or any other consideration.

SEVENTH:         From and after the effective date of the merger, all the rights, privileges, powers and franchises and all property, contracts, money and assets of every kind and description; including, without limitation, patents, trademarks, trade names, licenses and registrations and the goodwill relating to any of the foregoing of the Merging Corporation shall be vested in, and be held and enjoyed by, the Surviving Corporation without further act or deed. All the estates and interests of every kind of the Merging Corporation, including without limitation, all debts due to it on whatever account, shall be as effectively the property of the Surviving Corporation as they were of the Merging Corporation prior to the merger. The title to any real estate vested by deed or otherwise in the Merging Corporation shall not revert or be in any way impaired by reason of the merger. All rights of creditors and all liens upon any properly belonging to the Merging Corporation prior to the merger shall henceforth attach to the same property of the Surviving Corporation and may be enforced against it to the same

2

extent as if said debts, liabilities, and duties had been incurred by the Surviving Corporation.

EIGHTH:             The Merging Corporation agrees to the extent permitted by law from time to time, as and when requested by the Surviving Corporation or by its successors or assigns, to execute and deliver, or cause to be executed or delivered, all such deeds and instruments, and to take or cause to be taken, such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm the Surviving Corporation’s title to, and possession of, any property, bank accounts, assets or rights of the Merging Corporation acquired by reason of or as a result of the merger herein provided for, and otherwise to carry out the intent and purposes hereof. The officers and directors, as appropriate, of the Merging Corporation immediately preceding the merger and then current proper officers and directors of the Surviving Corporation are authorized in the name of the Merging Corporation and the Surviving Corporation, or otherwise, to take any and all such action.

NINTH:               The Surviving Corporation and the Merging Corporation shall take or cause to be taken all action, or do or cause to be done all things necessary, proper or advisable under the Texas Business Corporation Act and the California Corporations Code to consummate the merger and to make the merger effective.

TENTH:              Anything herein to the contrary notwithstanding, this Agreement may be abandoned at any time prior to the effective date by action of the board of directors of the Surviving Corporation, acting for any reason or for no reason. In the event of such termination and abandonment, this Agreement shall become void and have no further effect without any liability on the part of the Surviving Corporation or the Merging Corporation

Each of the undersigned declares that the statements contained in the foregoing certificate are true of their own knowledge. Executed at Horsham, PA, on December 15, 2000.

/s/ Robert D. Feller
Robert D. Feller
Its: President

/s/ Susan Branning
Susan Branning
Its: Assistant Secretary

3

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION

OF

GMAC COMMERCIAL MORTGAGE CORPORATION

We, Maria Corpora, an Executive Vice President, and Elizabeth Kim, the Secretary of GMAC Commercial Mortgage Corporation, a corporation duly organized and existing under the laws of the State of California, do hereby certify:

1.        That they are the Executive Vice President and the Secretary, respectively, of GMAC Commercial Mortgage Corporation, a California Corporation.

2.        That an amendment to the articles of incorporation of this corporation has been approved by the board of directors.

3.        The amendment so approved by the board of directors is as follows:

Article One of the articles of incorporation of this corporation is amended to read as follows:

1.      The name of the corporation is: Capmark Finance Inc.

4.        The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 1,250. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

5.        That this certificate shall become effective on May 15, 2006.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: May 2, 2006

/s/ Maria Corpora
Maria Corpora, Executive Vice President

/s/ Elizabeth Kim
Elizabeth Kim, Secretary